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Exhibit 4.3

RULE 144A GLOBAL NOTE

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

        THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRANSFEROR FURNISHES TO THE COMPANY AND THE TRUSTEE A CERTIFICATE CONTAINING CERTAIN REPRESENTATIONS RELATING TO THE PROPOSED TRANSFER BEING EFFECTED PURSUANT TO AND IN ACCORDANCE WITH REGULATION S (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE), (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),

(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 OF SECURITIES FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY AND THE TRUSTEE A CERTIFICATE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE), OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No. A-1	Principal Amount $ , as revised by the Schedule of Increases or Decreases in Global Security attached hereto

CUSIP NO. 346091AX9
ISIN: US346091AX99

7.25% Senior Note due 2019

        FOREST OIL CORPORATION, a New York corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of                        Dollars, as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on June 15, 2019.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: June 6, 2007

[Signature page follows]

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

FOREST OIL CORPORATION
		By:	/s/ CYRUS D. MARTER IV
		Name:	Cyrus D. Marter IV
		Title:	Vice President, General Counsel and Secretary
TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By:	/s/ K. MITCHELL Authorized Signatory

7.25% Senior Note due 2019

1.    INTEREST

        Forest Oil Corporation, a New York corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above, which is subject to increase as provided in the next succeeding paragraph. The Company will pay interest semiannually on June 15 and December 15 of each year beginning on December 15, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 6, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        If (i) the Shelf Offer Registration Statement, if required, is not declared effective by the Commission on or prior to May 31, 2008, (ii) the Exchange Offer is not consummated on or prior to May 31, 2008, or (iii) the Shelf Registration Statement is filed and declared effective by May 31, 2008 but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded (except as provided in the Registration Rights Agreement) within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the interest rate on the Registrable Securities will be increased by 1.00% per annum, during the period of one or more such Registration Defaults, until (i) the Shelf Registration Statement is declared effective, (ii) the Exchange Offer is consummated, or (iii) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of additional interest will cease. Capitalized terms used in this paragraph, but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement, dated as of June 6, 2007 (the "Registration Rights Agreement"), among the Company, Forest Oil Permian Corporation, J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Capital Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., TD Securities (USA) Inc. and UBS Securities LLC. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement.

2.    METHOD OF PAYMENT

        The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Except as described in the succeeding two sentences, the principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.03 of the Indenture; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $                         aggregate principal amount of Securities represented by Definitive Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

        Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    INDENTURE

        The Company issued the Securities under an Indenture dated as of June 6, 2007 (the "Indenture"), among the Company, Forest Oil Permian Corporation and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

        The Securities are general unsecured obligations of the Company including (a) $                        aggregate principal amount of Securities being offered on the Issue Date (subject to Section 2.09 of the Indenture) and (b) any Additional Securities. The Initial Securities, Additional Securities, and Exchange Securities will be treated as a single class of securities under the Indenture. This Security is one of the Initial Securities referred to in the Indenture. The Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by the Company and its Restricted Subsidiaries, (iii) the creation of restrictions on distributions from Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates, (vi) sales or issuances of Restricted Subsidiary capital stock, (vii) the incurrence of liens and (viii) mergers and consolidations. All such limitations and prohibitions, however, are subject to a number of important qualifications and exceptions.

        To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at Stated Maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have guaranteed the Obligations on a senior basis pursuant to the terms of the Indenture.

5.    SPECIAL MANDATORY REDEMPTION

        If the Merger is not consummated on or prior to July 6, 2007 or the Merger Agreement is terminated prior to such time, the Company shall redeem the Securities as a whole, upon no more than 15 days' prior notice, at a redemption price equal to 100.0% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

6.    OPTIONAL REDEMPTION

        At any time prior to June 15, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price of 107.25% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company, provided that:

          (1)   at least 65% of the aggregate principal amount of the Securities issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and

          (2)   the redemption occurs within 120 days of the date of closing of such Equity Offering.

        On and after June 15, 2012, the Company may redeem all or a part of the Securities at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Securities redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2012	103.625%
2013	102.417%
2014	101.208%
2015 and thereafter	100.0000%

        At any time prior to June 15, 2012, the Securities will be redeemable, at the option of the Company, as a whole or in part, upon not less than 30 and not more than 60 days' prior notice mailed to each Holder of Securities to be so redeemed at such Holder's registered address, at a redemption price equal to the greater of

  •
  100% of the principal amount of the Securities to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments thereon consisting of principal and interest, exclusive of interest accrued to the date of redemption, at the rate in effect on the date of calculation of the redemption price, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined below), plus 50 basis points;

plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

        For purposes of determining such redemption price prior to June 15, 2012, the following definitions are applicable:

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

        "Comparable Treasury Price" means, with respect to any redemption date,

  (a)
  the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third Business Day preceding that redemption date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500); or

  (b)
  if Telerate Page 500 (or any successor page) is not displayed or does not contain bid prices for the Comparable Treasury Issue at that time (i) the average of the Reference Treasury Dealer Quotations obtained by the Company for that redemption date, after excluding the highest and lowest of all Reference Treasury Dealer Quotations obtained, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.

        "Independent Investment Banker" means J.P. Morgan Securities Inc. (and its successors) or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

        "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc., and its successors, unless it ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, an average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue for the Securities, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

        "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third Business Day immediately preceding the redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for such redemption date.

        The calculation of such optional redemption price shall be made by the Company in accordance with this Section 6. Upon such determination, the Company shall deliver to the Trustee, at its Corporate Trust Office, an Officers' Certificate setting forth the optional redemption price on all Securities to be redeemed, and the Trustee shall rely solely upon, and shall be fully protected in relying upon, such Officers' Certificate, in all matters concerning the optional redemption price.

        In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Securities accept a Change of Control Offer and the Company purchases all of the Securities held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days' prior notice, given in accordance with Article III of the Indenture not more than 30 days following the purchase pursuant to the Change of Control Offer described in paragraph 7 below, to redeem all of the Securities that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Securities that remain outstanding, to, but not including, the date of redemption (subject to the right of the Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

        In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis or by any other method the Trustee deems fair and appropriate, provided that (i) Securities and portions thereof that the Trustee selects shall be in minimum amounts of $            or an integral multiple of $            in excess thereof and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $            . If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the redemption price of, and accrued and unpaid interest on, all the Securities which are to be redeemed on such date.

7.    PUT PROVISIONS

        Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.    DENOMINATIONS; TRANSFER; EXCHANGE

        The Securities are in registered form without coupons in minimum denominations of $            and whole multiples of $            in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.    PERSONS DEEMED OWNERS

        The registered Holder of this Security may be treated as the owner of it for all purposes.

10.    UNCLAIMED MONEY

        If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.    DISCHARGE AND DEFEASANCE

        Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or fixed maturity, as the case may be.

12.    AMENDMENT, WAIVER

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder in any material respect.

13.    DEFAULTS AND REMEDIES

        The Securities shall be subject to the Events of Default set forth in Article VI of the Indenture.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.

14.    TRUSTEE DEALINGS WITH THE COMPANY

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.    NO RECOURSE AGAINST OTHERS

        A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or such Subsidiary Guarantor under the Securities, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.    AUTHENTICATION

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.    ABBREVIATIONS

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.    CUSIP NUMBERS

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.    GOVERNING LAW.

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

ATTENTION OF:	Forest Oil Corporation 707 17th Street, Suite 3600 Denver, CO 80202

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

Signature Guarantee:	(Signature must be guaranteed)
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned's own account, without transfer; or
2	☐	transferred to the Company; or
3	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or
4	☐	transferred pursuant to an effective registration statement under the Securities Act; or
5	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or
6	☐
transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.07 of the Indenture); or
7	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:
(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signature

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of increase or decrease	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check either box:

☐	☐
4.06	4.09

        If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount (must be a minimum of $            or an integral multiple of $            in excess thereof): $

Date:	Your Signature	(Sign exactly as your name appears on the other side of the Security)
Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

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RULE 144A GLOBAL NOTE